Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Satya Kumar	Mark Plungy
	Investor Relations	Media Relations
	satyakumar@micron.com	mplungy@micron.com
	(408) 450-6199	(408) 203-2910

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
FIRST QUARTER OF FISCAL 2025

Micron delivers record fiscal Q1 revenue, driven by strong AI demand
Data center revenue grew over 40% sequentially and over 400% year over year

BOISE, Idaho, December 18, 2024 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its first quarter of fiscal 2025, which ended November 28, 2024.

Fiscal Q1 2025 highlights
•Revenue of $8.71 billion versus $7.75 billion for the prior quarter and $4.73 billion for the same period last year
•GAAP net income of $1.87 billion, or $1.67 per diluted share
•Non-GAAP net income of $2.04 billion, or $1.79 per diluted share
•Operating cash flow of $3.24 billion versus $3.41 billion for the prior quarter and $1.40 billion for the same period last year

“Micron delivered a record quarter, and our data center revenue surpassed 50% of our total revenue for the first time,” said Sanjay Mehrotra, President and CEO of Micron Technology. “While consumer-oriented markets are weaker in the near term, we anticipate a return to growth in the second half of our fiscal year. We continue to gain share in the highest margin and strategically important parts of the market and are exceptionally well positioned to leverage AI-driven growth to create substantial value for all stakeholders.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ1-25	FQ4-24	FQ1-24	FQ1-25	FQ4-24	FQ1-24

Revenue	$8,709	$7,750	$4,726	$8,709	$7,750	$4,726
Gross margin	3,348	2,737	(35)	3,441	2,826	37
percent of revenue	38.4%	35.3%	(0.7%)	39.5%	36.5%	0.8%
Operating expenses	1,174	1,215	1,093	1,047	1,081	992
Operating income (loss)	2,174	1,522	(1,128)	2,394	1,745	(955)
percent of revenue	25.0%	19.6%	(23.9%)	27.5%	22.5%	(20.2%)
Net income (loss)	1,870	887	(1,234)	2,037	1,342	(1,048)
Diluted earnings (loss) per share	1.67	0.79	(1.12)	1.79	1.18	(0.95)

Investments in capital expenditures, net(2) were $3.13 billion for the first quarter of 2025, which resulted in adjusted free cash flows(2) of $112 million for the first quarter of 2025. Micron ended the quarter with cash, marketable investments, and restricted cash of $8.75 billion. On December 18, 2024, Micron’s Board of Directors declared a quarterly dividend of $0.115 per share, payable in cash on January 15, 2025, to shareholders of record as of the close of business on December 30, 2024.

Business Outlook

The following table presents Micron’s guidance for the second quarter of 2025:

FQ2-25	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$7.90 billion ± $200 million	$7.90 billion ± $200 million
Gross margin	37.5% ± 1.0%	38.5% ± 1.0%
Operating expenses	$1.24 billion ± $15 million	$1.10 billion ± $15 million
Diluted earnings per share	$1.26 ± $0.10	$1.43 ± $0.10

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, December 18, 2024 at 2:30 p.m. Mountain Time to discuss its first quarter financial results and provide forward-looking guidance for its second quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow us on X @MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, manufacturing, and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence (AI) and compute-intensive applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2024 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic focus, demand for our products, and our financial and operating results, including our guidance for the second quarter of 2025. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and our upcoming Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at investors.micron.com/risk-factor. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	1st Qtr.	4th Qtr.	1st Qtr.
	November 28, 2024	August 29, 2024	November 30, 2023

Revenue	$8,709	$7,750	$4,726
Cost of goods sold	5,361	5,013	4,761
Gross margin	3,348	2,737	(35)

Research and development	888	903	845
Selling, general, and administrative	288	295	263
Other operating (income) expense, net	(2)	17	(15)
Operating income (loss)	2,174	1,522	(1,128)

Interest income	107	131	132
Interest expense	(118)	(136)	(132)
Other non-operating income (expense), net	(11)	(7)	(27)
	2,152	1,510	(1,155)

Income tax (provision) benefit	(283)	(623)	(73)
Equity in net income (loss) of equity method investees	1	—	(6)
Net income (loss)	$1,870	$887	$(1,234)

Earnings (loss) per share
Basic	$1.68	$0.80	$(1.12)
Diluted	1.67	0.79	(1.12)

Number of shares used in per share calculations
Basic	1,111	1,108	1,100
Diluted	1,122	1,125	1,100

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	November 28, 2024	August 29, 2024

Assets
Cash and equivalents	$6,693	$7,041
Short-term investments	895	1,065
Receivables	7,423	6,615
Inventories	8,705	8,875
Other current assets	777	776
Total current assets	24,493	24,372
Long-term marketable investments	1,156	1,046
Property, plant, and equipment	41,476	39,749
Operating lease right-of-use assets	622	645
Intangible assets	419	416
Deferred tax assets	474	520
Goodwill	1,150	1,150
Other noncurrent assets	1,671	1,518
Total assets	$71,461	$69,416

Liabilities and equity
Accounts payable and accrued expenses	$7,126	$7,299
Current debt	533	431
Other current liabilities	1,356	1,518
Total current liabilities	9,015	9,248
Long-term debt	13,252	12,966
Noncurrent operating lease liabilities	588	610
Noncurrent unearned government incentives	570	550
Other noncurrent liabilities	1,239	911
Total liabilities	24,664	24,285

Commitments and contingencies

Shareholders’ equity
Common stock	126	125
Additional capital	12,317	12,115
Retained earnings	42,427	40,877
Treasury stock	(7,852)	(7,852)
Accumulated other comprehensive income (loss)	(221)	(134)
Total equity	46,797	45,131
Total liabilities and equity	$71,461	$69,416

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Three months ended	November 28, 2024	November 30, 2023

Cash flows from operating activities
Net income (loss)	$1,870	$(1,234)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	2,030	1,915
Stock-based compensation	220	188
Change in operating assets and liabilities:
Receivables	(817)	(501)
Inventories	170	111
Accounts payable and accrued expenses	(241)	271
Other current liabilities	(161)	579
Other	173	72
Net cash provided by operating activities	3,244	1,401

Cash flows from investing activities
Expenditures for property, plant, and equipment	(3,206)	(1,796)
Purchases of available-for-sale securities	(377)	(199)
Proceeds from maturities and sales of available-for-sale securities	428	374
Proceeds from government incentives	65	85
Other	(58)	(22)
Net cash provided by (used for) investing activities	(3,148)	(1,558)

Cash flows from financing activities
Payments of dividends to shareholders	(131)	(129)
Repayments of debt	(84)	(53)
Payments on equipment purchase contracts	—	(56)
Other	(207)	(114)
Net cash provided by (used for) financing activities	(422)	(352)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(29)	(1)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(355)	(510)
Cash, cash equivalents, and restricted cash at beginning of period	7,052	8,656
Cash, cash equivalents, and restricted cash at end of period	$6,697	$8,146

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	1st Qtr.	4th Qtr.	1st Qtr.
	November 28, 2024	August 29, 2024	November 30, 2023

GAAP gross margin	$3,348	$2,737	$(35)
Stock-based compensation	90	85	67
Other	3	4	5
Non-GAAP gross margin	$3,441	$2,826	$37

GAAP operating expenses	$1,174	$1,215	$1,093
Stock-based compensation	(127)	(128)	(115)
Other	—	(6)	14
Non-GAAP operating expenses	$1,047	$1,081	$992

GAAP operating income (loss)	$2,174	$1,522	$(1,128)
Stock-based compensation	217	213	182
Other	3	10	(9)
Non-GAAP operating income (loss)	$2,394	$1,745	$(955)

GAAP net income (loss)	$1,870	$887	$(1,234)
Stock-based compensation	217	213	182
Other	—	6	(10)
Estimated tax effects of above and other tax adjustments	(50)	236	14
Non-GAAP net income (loss)	$2,037	$1,342	$(1,048)

GAAP weighted-average common shares outstanding - Diluted	1,122	1,125	1,100
Adjustment for stock-based compensation	16	12	—
Non-GAAP weighted-average common shares outstanding - Diluted	1,138	1,137	1,100

GAAP diluted earnings (loss) per share	$1.67	$0.79	$(1.12)
Effects of the above adjustments	0.12	0.39	0.17
Non-GAAP diluted earnings (loss) per share	$1.79	$1.18	$(0.95)

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	1st Qtr.	4th Qtr.	1st Qtr.
	November 28, 2024	August 29, 2024	November 30, 2023

GAAP net cash provided by operating activities	$3,244	$3,405	$1,401

Expenditures for property, plant, and equipment	(3,206)	(3,120)	(1,796)
Payments on equipment purchase contracts	—	(22)	(56)
Proceeds from sales of property, plant, and equipment	9	12	33
Proceeds from government incentives	65	48	85
Investments in capital expenditures, net	(3,132)	(3,082)	(1,734)
Adjusted free cash flow	$112	$323	$(333)

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income (loss), net income (loss), diluted shares, diluted earnings (loss) per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items as applicable in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Gains and losses from settlements;
•Restructure and asset impairments;
•Goodwill impairment; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law. The divergence between our GAAP and non-GAAP income tax provision relates to the difference in our GAAP and non-GAAP estimated annual effective tax rates, which are computed separately.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income (loss).

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ2-25	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$7.90 billion ± $200 million	—		$7.90 billion ± $200 million
Gross margin	37.5% ± 1.0%	1.0%	A	38.5% ± 1.0%
Operating expenses	$1.24 billion ± $15 million	$140 million	B	$1.10 billion ± $15 million
Diluted earnings per share(1)	$1.26 ± $0.10	$0.17	A, B, C	$1.43 ± $0.10

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$78
B	Stock-based compensation – research and development	85
B	Stock-based compensation – sales, general, and administrative	55
C	Tax effects of the above items and other tax adjustments	(24)
		$194

(1)GAAP earnings per share based on approximately 1.12 billion diluted shares and non-GAAP earnings per share based on approximately 1.14 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.